EXHIBIT 23.2


                         Consent of Independent Auditors



The Board of Directors
Wachovia Corporation:


We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 2-99538, 33-34386, 33-35357, 33-54094, 33-53325, 333-02239,
333-32255, 333-36889, 333-37339, 333-45099; Form S-3: Nos. 33-2232, 333-06319,
333-59165 and Form S-4: No. 333-68823) of Wachovia Corporation of our report dated January 20, 1998, relating to the consolidated balance sheet of Central Fidelity National Bank and subsidiaries as of December 31, 1997, and the related consolidated statements of income, cash flows and changes in shareholder's equity for the year then ended, and of our report dated January 15, 1997, relating to the consolidated statements of income, cash flows and changes in shareholders' equity of Central Fidelity Banks, Inc. and subsidiaries for the year ended December 31, 1996, which reports appear in the December 31, 1998 annual report on Form 10-K of Wachovia Corporation.


                                                                       KPMG LLP



Richmond, Virginia
March 26, 1999